NPC HOLDINGS, INC.
               (Formerly The New Paraho Corporation)

                 U. S. Securities and Exchange Commission
                        Washington, D. C. 20549

                               FORM 8-K

         CURRENT REPORT UNDER SECTION 13 OR 15(d) OF THE
                   SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported)
                         July 13, 2000


                    Commission File No. 0-08536

                        NPC HOLDINGS, INC.
          (Name of Small Business Issuer in its Charter)

              NEVADA                         84-1034362
   (State or Other Jurisdiction of     (I.R.S. Employer I.D. No.)
    incorporation or organization)

                   4685 S. Highland Dr., Suite 202
                     Salt Lake City, UT 84117
            (Address of Principal Executive Offices)

            Issuer's Telephone Number: (801)274-1011

                   The New Paraho Corporation
               3230 E Flamingo Road, Suite 156
                     Las Vegas, NV 89121
     (Former Name or Former Address if Changed Since Last Report)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Sections 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months
(or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
(1)  Yes  X       No              (2) Yes   X      No
         ----        ----                 ----        ----

ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

     None; not applicable

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

     None; not applicable

ITEM 3.   BANKRUPTCY OR RECEIVERSHIP

     None; not applicable

ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     None; not applicable

ITEM 5.   OTHER EVENTS

     On July 12, 2000, through a majority shareholder vote at the Shareholders Meeting dated June 28,2000, The New Paraho Corporation changed its domicile to Nevada through a merger with NPC Holdings, Inc. The Plan of Merger provided for the dissenting shareholders to be paid the amount, if any, to which they would be entitled under the Colorado Business Corporation Act with respect to the rights of dissenting shareholders. No shareholders elected to dissent. The Company also changed its capitalization from 75,000,000 shares of common stock at $.01 par value to 100,000,000 shares of common stock at $.001 par value. The Nevada corporation is the surviving corporation and as such the name of the Company is now NPC Holdings, Inc.

     In addition, the Company has changed its transfer agent to Atlas Stock Transfer, 5899 South State Street, Salt Lake City, UT 84107.


ITEM 6.   RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

     None; not applicable

ITEM 7.   FINANCIAL STATEMENTS

     None; not applicable

ITEM 8.   CHANGE IN FISCAL YEAR

     None; not applicable

EXHIBITS AND REPORTS ON FORM 8-K

Exhibit Number           Description
--------------           -----------
EX-3.(i)            Articles of Incorporation - NPC Holdings, Inc.
EX-3.(ii)           By-Laws
EX-2                Articles of Merger and Plan of Merger



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                         NPC Holdings, Inc.

Date: August 10, 2000    By /s/ Kip Eardley
                         President